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                                                                     Exhibit 7

            Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 3 to the Registration Statement (Form S-6
No. 333-43107) pertaining to the Lincoln Life Flexible Premium Variable Life Separate Account R, and to the use therein of our reports dated
(a) February 1, 1999, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company, and (b) March 26, 1999, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Separate Account R.






/s/ ERNST & YOUNG LLP
Fort Wayne, Indiana
April 14, 1999